                                                                    Exhibit 99.1

                         Form 4 Joint Filer Information

Name:                                    Brett Hendrickson

Address:                                 2305 Cedar Springs Rd.
                                         Suite 420
                                         Dallas, TX 75201

Date of Event Requiring Statement:       12/10/2020